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                                                                    EXHIBIT 3.27

                           [STATE OF CALIFORNIA LOGO]

                                                                          [SEAL]

                               SECRETARY OF STATE

     I, BILL JONES, Secretary of State of the State of California, hereby certify:

     That the attached transcript of 1 page(s) was prepared by and in this office from the record on file, of which it purports to be a copy, and that it is full, true and correct.

[SEAL]                                IN WITNESS WHEREOF, I execute this
                                         certificate and affix the Great Seal of
                                         the State of California this day of

                                                April 09 2001
                                         ---------------------------------------

                                             /s/ Bill Jones
                                            ------------------
                                            Secretary of State

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                                                   Filed with Secretary of State

                                                                         [STAMP]

                            ARTICLES OF INCORPORATION

                                       OF

                     MARTELL MEDICAL PRODUCTS, INCORPORATED

                                    ARTICLE I

     The name of this corporation is MARTELL MEDICAL PRODUCTS, INCORPORATED hereby.

                                   ARTICLE II

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                   ARTICLE III

     The name and address in the State of California of this corporation's initial agent for service of process is: Michael D. Martell 6297 Sandoval Avenue; Riverside, California 92509

                                   ARTICLE IV

     The corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is ten million (10,000,000) shares.

                                    ARTICLE V

     This corporation is a closed corporation. All of the corporation's issued shares of stock shall be held of record by not more than ten (10) persons.

                                   ARTICLE VI

     The names and addresses of the persons who are appointed to act as the initial directors of this corporation are:

     Michael D. Martell     Arthur J. Martell          Theresa F. Martell
     6297 Sandoval Avenue   5216 Seashore Drive, #B    5216 Seashore Drive, #B
     Riverside, Ca. 92509   Newport Beach, Ca. 92663   Newport Beach, Ca. 92663

     DATED: 5-5-84

              /s/ Michael D. Martell              /s/ Theresa F. Martell
              ----------------------  ------------------------------------------

              /s/ Arthur J. Martell
              ----------------------  ------------------------------------------
                                      [Signature(s) of Incorporator/Director(s)]

     We hereby declare that we are the persons who executed the foregoing Article of Incorporation, which execution is our act and deed.

              /s/ Michael D. Martell              /s/ Theresa F. Martell
              ----------------------  ------------------------------------------

              /s/ Arthur J. Martell
              ----------------------  ------------------------------------------
--------------------------------------------------------------------------------
NOTES:   1. If this is to be a close corporation:
               a. The word "incorporated", "corporation", or "limited", or an abbreviation of one of such words must appear in the name.
               b. An Article V must be typed in above and should say: "This corporation is a close corporation. All of the corporation's issued shares of stock shall be held of record by not more than ten (10) persons.

         2. If it is desired (it is not necessary) to name the directors in the articles.
               a. An Article V or VI must be typed in above and should say "The names and addresses of the initial directors are as follows: ___________________." Each directors so named must also sign and acknowledge the articles.

         3. If directors are not named in the articles, the incorporator's name and address should be typed below his signature.

     WOLCOTTS FORM 436. REV.1.77. ARTICLES OF INCORPORATION, SHORT FORM

                                                                          [SEAL]